Exhibit 10.2

AMENDMENT NO. 1

TO

REGISTRATION RIGHTS AGREEMENT

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”), dated as of February 8, 2008, made among PAETEC Holding Corp., a Delaware corporation (the “Company”), and each stockholder of the Company listed on the signature pages hereof under the heading “Stockholders.”

WITNESSETH:

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of September 17, 2007, as amended (the “Merger Agreement”), among the Company, McLeodUSA Incorporated, a Delaware corporation (“McLeodUSA”), and PS Acquisition Corp., a Delaware corporation, holders of the common stock of McLeodUSA will receive shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”);

WHEREAS, pursuant to the Merger Agreement, the Company has entered into a registration rights agreement (the “McLeodUSA Registration Rights Agreement”), dated as of the date hereof, among the Company and certain institutional investors of McLeodUSA listed on the signature pages thereof under the heading “Stockholders,” pursuant to which the persons specified therein will be entitled to certain shelf, demand and piggyback registration rights with respect to the Common Stock as specified therein; and

WHEREAS, the parties to this Amendment wish to amend the Registration Rights Agreement, dated as of February 28, 2007 (the “Agreement”), among the Company, PAETEC Corp., a Delaware corporation and direct wholly-owned subsidiary of the Company, US LEC Corp., a Delaware corporation and direct wholly-owned subsidiary of the Company, and each person listed on the signature pages thereof under the heading “Stockholders,” to facilitate the execution, delivery and performance of the McLeodUSA Registration Rights Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Effectiveness. This Amendment shall be effective as of the Effective Time, as such term is defined in the Merger Agreement, provided that, if the Effective Time shall not occur prior to the termination of the Merger Agreement, this Amendment shall not become effective and shall be null and void ab initio.

2. Definitions.

(a) Section 1 of the Agreement is hereby amended by adding, in the appropriate alphabetical order, the following definitions to such Section 1:

“McLeodUSA Registration Rights Agreement” means the Registration Rights Agreement, dated as of February 8, 2008, among the Company and the other Persons listed on the signature pages thereof.”

“Warrant Shelf Registration” means the registration by the Company under the Securities Act of the offering of Common Stock issuable pursuant to the exercise of purchase warrants issued by the Company under the PAETEC Communications, Inc. Agent Incentive Plan, as amended and restated.”

(b) The definition of “Excluded Registration” set forth in Section 1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Excluded Registration” means (a) a registration of Common Stock under the Securities Act pursuant to a registration statement filed (i) on Form S-4 or Form S-8 or any successor registration forms that may be adopted by the SEC, (ii) in connection with an exchange offer or an offering of securities solely to existing stockholders of the Company or employees of the Company or its subsidiaries or (iii) pursuant to the McLeodUSA Registration Rights Agreement, (b) a Rule 144A Resale Shelf Registration or (c) a Warrant Shelf Registration.”

3. Amendment to Section 7. Section 7(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(d) In the case of any Underwritten Offering of Registrable Common Shares initiated by a Demand Stockholder pursuant to Section 3(a), the Company agrees, if requested in writing by the lead managing underwriters of such Underwritten Offering, not to effect (or register for sale) any public sale or distribution of any securities that are Similar Securities for the Company’s own account during the period beginning seven days before, and ending 90 days (or such lesser period as may be permitted by such lead managing underwriter) after, the effective date of the Registration Statement filed in connection with such registration, except for securities of the Company to be offered for the Company’s account in such Underwritten Offering. Notwithstanding the foregoing, the Company may effect a public sale or distribution of Common Stock and other securities that are Similar Securities for the Company’s own account during the period described above (i) pursuant to registrations on Form S-4 or S-8 or any successor registration forms, (ii) as part of any registration of securities for offering and sale to employees, directors or consultants of the Company pursuant to any stock plan or other benefit plan arrangement, (iii) pursuant to any Warrant Shelf Registration or (iv) in an amount that shall not exceed the volume limitations set forth in Rule 144(e)(1). The Company agrees to use commercially reasonable efforts to obtain from directors or executive officers of the Company who holds Common Stock or other securities that are Similar Securities an agreement not to effect any public sale or distribution of such Similar Securities (other than any sale under Rule 144) for the account of such director or executive officer during any period referred to in this Section 7(d), except as part of any Underwritten Offering contemplated in this Section 7(d).”

4. No Inconsistent Agreements. Section 14 of the Agreement is hereby amended and replaced in its entirety to read as follows:

“14. No Inconsistent Agreements. The Company shall not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted pursuant to this Agreement to the Stockholders holding Registrable Common Shares. The Stockholders agree for purposes of this Section 14 that (a) the McLeodUSA Registration Rights Agreement in the form attached hereto as Exhibit A and (b) a registration rights agreement in customary form relating to a Rule 144A Resale Shelf Registration shall not be deemed inconsistent with the rights of the Stockholders hereunder.”

5. Miscellaneous. This Amendment shall not constitute an amendment or modification of any provision of the Agreement not expressly referred to herein. Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Agreement shall remain unchanged and in full force and effect. This Amendment may be executed in counterparts, all of which shall together constitute a single agreement.

6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth in the first paragraph hereof.

COMPANY:

PAETEC HOLDING CORP.

By:	/s/ Arunas A. Chesonis
Name:	Arunas A. Chesonis
Title:	Chairman, President and Chief Executive Officer

STOCKHOLDERS:

/s/ Arunas A. Chesonis
Arunas A. Chesonis

/s/ Richard T. Aab
Richard T. Aab

MELRICH ASSOCIATES, L.P.

/s/ Richard T. Aab
By:	Richard T. Aab
Its:	General Partner